UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

BAKER HUGHES, A GE COMPANY			BAKER HUGHES, A GE COMPANY, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-38143	81-4403168	Delaware	1-09397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)	(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road
Houston, Texas 77073

Registrant’s telephone number, including area code: (713) 439-8600

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the previously announced transactions with General Electric Company (“GE”) pursuant to the Master Agreement, dated as of November 13, 2018, among GE, Baker Hughes a GE company (“BHGE,” the “Company” or “we”) and Baker Hughes, a GE company, LLC (“BHGE LLC”) (as amended, the “Master Agreement”).

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 1 to the Master Agreement

On January 30, 2019, BHGE, BHGE LLC and GE entered into an amendment (“Amendment No. 1”) to the Master Agreement, which, among other things, (i) extends until February 22, 2019, the period of time the parties have to negotiate definitive agreements in respect of the term sheets under the Master Agreement described below, (ii) extends until February 22, 2019, the period of time the parties have to prepare the controls tools list described below, and (iii) extends until July 3, 2019, the period of time the parties have to negotiate a transition services agreement pursuant to the terms set forth in the Master Agreement.

As previously disclosed, the Master Agreement provided, among other things, that the parties would use commercially reasonable efforts to negotiate in good faith definitive agreements that contain all of the terms included in (a) an aero-derivative joint venture term sheet, which, among other things, sets forth the terms on which BHGE LLC and GE would form and operate a joint venture for acquiring aero-derivative gas turbine engines and new product introductions related thereto (and ancillary agreements, including distribution agreements related thereto), (b) an industrial steam turbine term sheet, which, among other things, sets forth the terms on which BHGE LLC would transfer certain of its assets, liabilities and employees that are related to BHGE LLC’s existing business of developing, designing, engineering, marketing, supplying, installing and servicing certain industrial steam turbine product lines to GE and (c) exclusive distribution term sheets with respect to heavy duty gas turbines arrangements (collectively, the “Term Sheets”). Amendment No. 1 extends until February 22, 2019, the date on which, if definitive agreements with respect to any of the Term Sheets are not entered into, the corresponding Term Sheets become binding on the applicable parties.

Additionally, under the previously disclosed Amended and Restated Intercompany Services Agreement, dated as of November 13, 2018, between GE and BHGE LLC, entered into in connection with the Master Agreement, the parties agreed to work together in good faith to prepare a list setting forth access to certain controls tools that are reasonably necessary for the sole purpose of performing BHGE LLC’s obligations under the Amended and Restated Channel Agreement, dated as of November 13, 2018, between GE and BHGE. Amendment No. 1 extends until February 22, 2019, the period of time to prepare such list.

The foregoing description of Amendment No. 1 is not a complete description thereof and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference. Other than as expressly modified pursuant to Amendment No. 1, the Master Agreement remains in full force and effect as originally executed on November 13, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2019, Martin S. Craighead, Vice Chairman of the Board of Directors of the Company (the “Board”), notified the Board that he does not intend to stand for re-election as a director of the Company at the 2019 Annual Meeting of Stockholders. The decision by Mr. Craighead not to stand for re-election is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies, or practices.

The Company and the Board would like to extend their sincere appreciation to Mr. Craighead for his service on the Board and with the Company and wish him well in the future.

Item 9.01 Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to the Master Agreement, dated as of January 30, 2019, among General Electric Company, Baker Hughes, a GE company, and Baker Hughes, a GE company, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES, A GE COMPANY

Dated: February 5, 2019	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary

BAKER HUGHES, A GE COMPANY, LLC

Dated: February 5, 2019	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the Master Agreement, dated as of January 30, 2019, among General Electric Company, Baker Hughes, a GE company, and Baker Hughes, a GE company, LLC.